The Connecticut Bank and Trust Company

JOINT NEWS RELEASE

BERKSHIRE HILLS BANCORP TO ACQUIRE

THE CONNECTICUT BANK AND TRUST COMPANY

Pittsfield, MA and Hartford, CT – October 25, 2011.  Berkshire Hills Bancorp, Inc. ("Berkshire”) (Nasdaq: BHLB), and The Connecticut Bank and Trust Company (“CBT”) (Nasdaq: CTBC) announced today that they have signed a definitive merger agreement under which Berkshire will acquire The Connecticut Bank and Trust Company in a transaction valued at approximately $30 million.

CBT’s assets totaled $283 million at June 30, 2011, and it operates 8 banking offices in the Greater Hartford area.  Berkshire is the parent of Berkshire Bank, America’s Most Exciting BankSM.  Berkshire currently has more than $4 billion in assets and more than 60 branches serving customers in Massachusetts, New York, and Vermont.

Under the terms of the merger agreement, 70% of the outstanding CBT shares will be exchanged for Berkshire shares at a fixed exchange ratio of 0.3810 Berkshire shares for each share of CBT.  The remaining 30% of CBT shares will be exchanged for cash in the amount of $8.25 per share.  The transaction is valued at $7.90 per CBT share based on Berkshire’s average closing stock price of $20.35 for the ten trading days ended October 21, 2011.  This represents a 29% premium to the $6.13 average CBT share price for the same period.  The merger is valued at 138% of CBT’s tangible book value per share and a 4% premium to core deposits based on financial information for the period ended June 30, 2011.  Additional pro forma information about the merger will be provided in an investor presentation at Berkshire’s investor relations web page.

Michael P. Daly, Berkshire’s President and Chief Executive Officer, stated, "We are very pleased to attain our longstanding goal of entering the Connecticut marketplace through this merger with CBT.  We will now have a total of 20 branches serving the Hartford/Springfield area, the second largest economic area in New England.  CBT has built a solid franchise in the Greater Hartford area, and this combination will provide more lending capacity and product diversity to this market.  Like CBT, Berkshire has a local focus and a strong record of community involvement.  Based on our demonstrated success in our other regional markets, we are well positioned to build our presence in Hartford.”

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Mr. Daly continued, “This merger provides solid financial benefits to the shareowners of both institutions.  It is targeted to produce double digit returns and immediate accretion to earnings per share.  The stock we are issuing is less than 5% of our total outstanding shares, and we will absorb the impact on tangible book value per share with just a few months of earnings from our total operations.  Berkshire combines an above average record of revenue and earnings growth with a solid balance sheet and a dividend yield exceeding 3%.  Our third quarter financial results released today reported a 72% increase in core earnings per share compared to the same period of 2010.  We have completed two mergers this year and look forward to completing this merger and continuing to build and strengthen our franchise.”

David A. Lentini, CBT’s President and Chief Executive Officer, added “With this merger, we will be able to bring more services and capabilities to our growing customer base.  This combination provides a very attractive immediate return to our shareholders and a positive outlook for the long term performance of Berkshire’s stock.  Our shareholders will also benefit from the larger and more liquid market for Berkshire shares.  As we considered our strategic alternatives, there were compelling reasons for us to enter this partnership.  Berkshire has earned a strong reputation for its commercial and personal banking services, and also has solid insurance and wealth management offerings.  Berkshire has been a good merger partner with other area banks, and with its current Springfield regional headquarters it is well positioned to combine with our operations.  I look forward to working with the Berkshire team to successfully integrate our operations and to accelerate our growth in the Hartford area market, while maintaining the high level of service that customers enjoy at our bank.”

Each CBT shareholder will have the right to elect the form of consideration, subject to proration procedures to maintain the overall 70%/30% mix of stock and cash consideration.  The transaction is intended to qualify as a reorganization for federal income tax purposes, and as a result, the shares of CBT common stock exchanged for shares of Berkshire common stock are expected to be transferred on a tax-free basis. The definitive agreement has been unanimously approved by the Boards of Directors of both Berkshire and CBT.  Consummation of the agreement is subject to the approval of CBT’s shareholders, as well as state and federal regulatory agencies.  The merger is expected to be completed early in the second quarter of 2012.

Jefferies & Company, Inc. served as the financial advisor to Berkshire.  Keefe, Bruyette and Woods, Inc. served as the financial advisor to CBT.  Luse Gorman Pomerenk & Schick, P.C. served as outside legal counsel to Berkshire, while Day Pitney LLP served as outside legal counsel to CBT.

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CONFERENCE CALL

Berkshire will conduct a conference call/webcast at 10:00 A.M. eastern time on Wednesday, October 26, 2011 to discuss the results for the third quarter and guidance about expected future results.  Berkshire will also discuss its agreement to acquire The Connecticut Bank and Trust Company.  An investor presentation related to this merger will be available at Berkshire’s website prior to the conference call.  Information about the conference call follows:

Dial-in:	877-317-6789
Webcast:	www.berkshirebank.com (investor relations link)

A telephone replay of the call will be available through November 2, 2011 by calling 877-344-7529 and entering conference number: 10004817.  The webcast and a podcast will be available at Berkshire’s website above for an extended period of time.

BACKGROUND

Berkshire Hills Bancorp is the parent of Berkshire Bank — America’s Most Exciting BankSM.  The Company has more than $4 billion in assets and 60 branches in Massachusetts, New York, and Vermont.  Berkshire Bank provides 100% deposit insurance protection for all deposit accounts, regardless of amount, based on a combination of FDIC insurance and the Depositors Insurance Fund (DIF).  For more information, visit www.berkshirebank.com or call 800-773-5601.

CBT is a full service commercial bank headquartered in Hartford, CT, with 8 branches located in the Greater Hartford area.  CBT serves privately-owned business customers and individuals with a focus on customer service and responsiveness.

FORWARD LOOKING STATEMENTS

This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about the proposed merger of Berkshire and CBT. These statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Berkshire and CBT, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Berkshire and CBT are engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in documents that Berkshire files with the Securities and Exchange Commission.

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ADDITIONAL INFORMATION FOR SHAREHOLDERS

The proposed transaction will be submitted to CBT stockholders for their consideration. Berkshire will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of CBT and a Prospectus of Berkshire, as well as other relevant documents concerning the proposed transaction. Stockholders of CBT are urged to read the Registration Statement and the Proxy Statement/Prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the Registration Statement, Proxy Statement/Prospectus, as well as other filings containing information about Berkshire and CBT at the SEC's Internet site (www.sec.gov) and at CBT’s Internet site (www.thecbt.com).

Berkshire and CBT and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CBT in connection with the proposed merger.  Information about the directors and executive officers of Berkshire is set forth in the proxy statement, dated March 24, 2011, for Berkshire’s 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A.  Information about the directors and executive officers of CBT is set forth in the proxy statement, dated April 18, 2011, for CBT’s 2011 annual meeting of stockholders, which is available at CBT’s Internet site. Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus when it becomes available

NON-GAAP FINANCIAL MEASURES

This news release references non-GAAP financial measures incorporating tangible equity and related measures, as well as core deposits.  These measures are commonly used by investors in evaluating business combinations and financial condition.  Tangible equity/tangible assets excludes intangible assets from the numerator and denominator.  Tangible book value per share excludes intangible assets.  Core deposits are total deposits less time deposits over $100 thousand.  References to core earnings exclude non-core merger related expenses.

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Source: Berkshire Hills Bancorp, Inc.  Contact:  Berkshire Hills Bancorp, Inc., Michael P. Daly, President and Chief Executive Officer, 413-236-3194.   CBT, David A. Lentini, President and Chief Executive Officer, 860-748-4250

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